EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-146239) of our report dated March 1, 2007, relating to the consolidated financial statements of WaferGen Bio-systems, Inc.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rowbotham & Company LLP

San Francisco, California
December 14, 2007